Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the headings “Independent Registered Public Accountants” and “Independent Registered Public Accounting Firm” in this Post-effective Amendment No. 11 to the Registration Statement on Form N-1A of Access One Trust.

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/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
April 24, 2006
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated February 17, 2006 on the financial statements and financial highlights of the Access VP High Yield Fund of the Access One Trust, in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 333-119022), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.
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/s/ ERNST & YOUNG LLP
Columbus, Ohio
April 21, 2006